Response to Item 77D

Asian Small Companies Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus, summary prospectus and statement of additional information, of Eaton Vance Asian Small
Companies Fund (which invests in the Portfolio) filed pursuant to Rule 497 under the Securities
Act of 1933, as amended, and are incorporated herein by reference.